UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

DIGITAL POWER CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	1-12711 (Commission File No.)	94-1721931 (I.R.S. Employer Identification No.)

41324 Christy Street, Fremont, California     94538-3158
(Address of principal executive offices)      (Zip Code)

(510) 657-2635
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2008, Digital Power Corporation (the “Company”) appointed Mr. Israel Levi as a director of the Company.

Section 7- Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release announcing the appointing of Mr. Israel Levi is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 9, 2008 *

*
Exhibit 99.1 furnished with this Current Report on Form 8-K shall not be deemed “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION, a California Corporation

Date: July 10, 2008	By:	/s/ Amos Kohn
Amos Kohn
Chief Executive Officer (Principal Executive Officer)